Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Comprehensive Care Corporation (the “Company”) of our report dated March 31, 2011, relating to the consolidated financial statements as of and for the year ended December 31, 2010, which report appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Mayer Hoffman McCann P.C.

Mayer Hoffman McCann P.C.
Clearwater, Florida
February 10, 2012